Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the ETF Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the ETF Series Trust for the period ended April 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the ETF Series Trust for the stated period.

/s/Garrett Paolella	/s/ Brinton Frith
Garrett Paolella	Brinton Frith
President and Chief Executive Officer ETF Series Trust	Treasurer, ETF Series Trust

Dated: July 3, 2014	Dated: July 3, 2014

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the ETF Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.